UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Dynavax Technologies Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34207	33-0728374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, Suite 720
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 848-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVAX	Nasdaq Global Select Market
Preferred Share Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 13, 2025 (the “Closing Date”), Dynavax Technologies Corporation (the “Company”) issued $225.0 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2030 (the “New Notes”) in connection with the consummation of the previously announced transactions contemplated by the privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with certain holders of its outstanding 2.50% Convertible Senior Notes due 2026 (the “2026 Notes”) and one new investor. The Company issued approximately $185.3 million aggregate principal amount of the New Notes and paid cash in the amount of approximately $82.5 million, representing the premium and accrued and unpaid interest on the 2026 Notes (the “Cash Payment”), in exchange for approximately $185.3 million aggregate principal amount of the 2026 Notes (the “Exchange Transactions”). The Company also issued approximately $39.7 million aggregate principal amount of the New Notes for cash (the “Subscription Transactions” and together with the Exchange Transactions, the “Transactions”). Following the closing of the Transactions, approximately $40.2 million in aggregate principal amount of the 2026 Notes remain outstanding with terms unchanged, in addition to $225.0 million aggregate principal amount of the New Notes.

The Company did not receive any cash proceeds from the Exchange Transactions. The gross proceeds from the Subscription Transactions were approximately $39.7 million. The Company used the gross proceeds from the Subscription Transactions, together with the net proceeds from the Unwind Transactions described below and cash on hand, to make the Cash Payment described above and the Share Repurchases (as defined below).

The New Notes were issued pursuant to, and are governed by, an indenture (the “New Notes Indenture”), dated as of the Closing Date, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the New Notes Indenture, the New Notes bear interest from March 13, 2025 at a rate of 2.00% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025. The New Notes will mature on March 15, 2030, unless earlier converted, redeemed or repurchased.

Holders may convert all or any portion of their New Notes at their option at any time prior to the close of business on the business day immediately preceding December 15, 2029 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2025 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock (the “common stock”) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the New Notes Indenture) per $1,000 principal amount of the New Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; (3) if the Company calls such New Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date but only with respect to the New Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after December 15, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their New Notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially be 54.9058 shares of the common stock per $1,000 principal amount of the New Notes (equivalent to an initial conversion price of $18.21 per share of the common stock, which reflects a conversion premium of 30% to the last reported sale price of the common stock on March 5, 2025). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its New Notes in connection with such a corporate event or convert its New Notes called (or deemed called) for redemption during the related redemption period (as defined in the New Notes Indenture), as the case may be.

The Company may not redeem the New Notes prior to March 20, 2028. The Company may redeem for cash all or any portion of the New Notes (subject to the partial redemption limitation described in the New Notes Indenture), at its option, on or after March 20, 2028 and prior to the 26th scheduled trading day immediately preceding the maturity date, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the New Notes.

If the Company undergoes a fundamental change (as defined in the New Notes Indenture), subject to certain conditions and except as set forth in the New Notes Indenture, holders may require the Company to repurchase for cash all or any portion of their New Notes at a fundamental change repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The New Notes Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the New Notes, which may result in the acceleration of the maturity of the New Notes: (1) the Company defaults in any payment of interest on any New Note when due and payable, and the default continues for a period of 30 days; (2) the Company defaults in the payment of principal of any New Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by the Company to comply with the Company’s obligation to convert the New Notes in accordance with the New Notes Indenture upon exercise of a holder’s conversion right and such failure continues for three (3) business days; (4) failure by the Company to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the New Notes Indenture) or notice of a specified corporate transaction, in each case when due and such failure continues for one (1) business day; (5) failure by the Company to comply with its obligations under the New Notes Indenture with respect to consolidation, merger and sale of the Company’s assets; (6) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the New Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the New Notes or Indenture; (7) the Company or any of its significant subsidiaries (as defined in the New Notes Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $35.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of New Notes then outstanding in accordance with the New Notes Indenture; (8) a final judgment or judgments for the payment of $35.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or (9) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company or any of its significant subsidiaries, the principal of, and accrued and unpaid special interest, if any, on, all of the then outstanding New Notes shall automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of default with respect to the Company or any of its significant subsidiaries occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding New Notes by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all of the then outstanding New Notes to be due and payable. Notwithstanding the foregoing, the New Notes Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the New Notes Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right of holders to receive additional interest on the New Notes.

The New Notes Indenture provides that the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries) unless: (1) the resulting, surviving or transferee person (if not the Company) shall be a “qualified successor entity” (as defined in the New Notes Indenture) (such qualified successor entity, the “successor company”) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor company (if not the Company) shall expressly assume, by supplemental indenture all of the Company’s obligations under the New Notes and the New Notes Indenture; and (2) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the New Notes Indenture.

The New Notes are the Company’s general unsecured obligations and rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the New Notes, equal in right of payment with all of the Company’s existing and future liabilities that are not so subordinated, including the 2026 Notes, effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s existing or future subsidiaries.

The New Notes were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company is relying on this exemption from registration based in part on representations made by the investors in the New Notes in the Exchange and Subscription Agreements.

Separately, the Company entered into agreements with certain financial institutions party to the Company’s existing capped call transactions entered into in connection with the 2026 Notes (the “Existing Capped Call Counterparties” and the “Existing Capped Call Transactions”, respectively) to terminate certain portions of the Existing Capped Call Transactions up to the notional amounts corresponding to the amount of 2026 Notes being exchanged in the Transactions (such terminations, the “Unwind Transactions”).

In connection with the Transactions, the Company repurchased approximately $8 million of shares of common stock, using gross proceeds from the Subscription Transactions, net proceeds from the Unwind Transactions, or from cash on hand in privately negotiated transactions with certain purchases of the New Notes through a financial intermediary at a price per share of $14.01, which is the last reported sale price of the common stock on March 5, 2025 (the “Share Repurchases”) in order to facilitate the Transactions.

The above description of the New Notes Indenture and the New Notes is a summary and is not complete. A copy of the New Notes Indenture and the form of the New Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the New Notes Indenture and the New Notes set forth in such exhibits.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The Information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Any shares of the common stock that may be issued upon conversion of the New Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 16,059,937 shares of the common stock may be issued upon conversion of the New Notes based on the initial maximum conversion rate of 71.3775 shares of the common stock per $1,000 principal amount of New Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 13, 2025, between Dynavax Technologies Corporation and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of 2.00% Convertible Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: March 13, 2025	By:	/s/ Kelly MacDonald
Kelly MacDonald
Senior Vice President, CFO